UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) – May 15, 2007

CHEMOKINE THERAPEUTICS CORP.

(Exact name of registrant as specified in charter)

Delaware	000-51080	33-0921251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6190 Agronomy Road, Suite 405 University of British Columbia Vancouver, British Columbia	V6T 1Z3
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code          (604) 822-0301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 15, 2007, Chemokine Therapeutics Corp. reported its results of operations for the three months ended March 31, 2007. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

The information in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Earnings release for the period ended March 31, 2007 issued by Chemokine Therapeutics Corp. on May 15, 2007 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2007	Chemokine Therapeutics Corp., a Delaware corporation By: /s/ Bashir Jaffer Bashir Jaffer Chief Financial Officer

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Exhibit 99.1

FOR IMMEDIATE RELEASE

TSX: CTI         OTCBB: CHKT

CHEMOKINE THERAPEUTICS ANNOUNCES FIRST QUARTER 2007

FINANCIAL AND OPERATING RESULTS

Vancouver, BC (May 14, 2007) – Chemokine Therapeutics Corp. (the “Company”) (TSX:CTI, OTCBB:CHKT), a biotechnology company developing chemokine-based therapies to treat cancer, blood disorders and vascular diseases, today announced the financial and operating results of the first quarter ended March 31, 2007.

First Quarter Highlights:

•

Positive preliminary data and the successful completion of the dose-escalation portion of the Phase I/II clinical trial for CTCE-9908, the Company’s anti-cancer drug candidate.

•

The appointment of C. Richard Piazza as the new Chief Executive Officer.

•

The acquisition of certain assets of Globe Laboratories Inc.

Subsequent event

•

Positive data from M.D. Anderson’s study using CTCE-9908 in pre-clinical models of breast cancer.

“I am encouraged by the results we have seen this quarter with CTCE-9908, the Company’s lead product candidate, in late stage cancer patients,” said Richard Piazza, Chairman and CEO of Chemokine Therapeutics.  “We are on track to complete the ongoing CTCE-9908 Phase I/II study and anticipate having the results out in the third quarter of this year.  We believe that this study will provide additional evidence of safety and early anti-cancer and anti-metastatic efficacy and help establish the foundation for future development.”

Financial Results - Unaudited

(All amounts in U.S. dollars and in accordance with U.S. GAAP unless otherwise specified)

The Company incurred a net loss of $1,611,937 ($0.04 per share) for the three months ended March 31, 2007 compared to $2,110,387 ($0.06 per share) for the three months ended March 31, 2006. The decrease in our net loss was principally caused by the decrease in research and development expenditures as described below.

The Company had no revenues in the three months ended March 31, 2007, and the three months ended March 31, 2006.

Research and development expenses were $715,246 during the three months ended March 31, 2007; a decrease of $705,762 from the $1,421,008 comparative amount recorded in the three months ended March 31, 2006.  The decrease in research and development expenses in the current period was primarily attributable to a reduction of spending on our early stage compounds, while continuing efforts with our compound CTCE-9908. Research and development expenses include contract research, manufacturing, laboratory supplies, and staff salaries.

The Company recorded direct costs for CTCE-9908 of approximately $395,600 for the three months ended March 31, 2007, which included preparatory and clinical trial costs of the Phase I/II clinical trial currently underway, and related manufacturing of compound.  This compares to approximately $591,100 for the three months ended March 31, 2006. The decrease in direct costs for CTCE-9908 in the current period was primarily attributed to clinical trial startup costs, production of drug supplies, and supportive and analytical work that was incurred in the comparative quarter in 2006.

Direct costs for CTCE-0214 were approximately $182,400 for the three months ended March 31, 2007 compared to approximately $611,600 for the three months ended March 31, 2006.  The decrease in CTCE-0214 direct costs in the current period reflects a reduction of spending on preclinical studies in keeping with a progression to a clinical phase of development.

Research and development expenses are expected to increase in the future as and when we incur costs for clinical trials. Completion dates and completion costs to bring a drug candidate to market vary significantly for each drug candidate given the nature of the clinical trials and the fact that more clinical trials may need to be conducted to advance a drug candidate based upon the results of each study. In addition, we anticipate partnering with larger pharmaceutical companies to conduct and finance later stage clinical trials and therefore the timing of completion of the approval of a drug will likely not be within our control. Based on these factors we cannot reasonably estimate the completion dates and completion costs required to gain regulatory approval for the marketing and sale of our compounds. Drug candidates are required to successfully complete Phase III clinical trials before gaining regulatory approval for sale, which for our drug candidates is not expected to occur for several years.

General and administrative expenses for the three months ended March 31, 2007 were $862,805, compared to $630,705 for the three months ended March 31, 2006.  The increase of $232,100 was in respect of increased legal, professional, patent, and audit fees incurred.

Interest income was $56,572 for the three months ended March 31, 2007 compared with $49,201 for the three months ended March 31, 2006.

As of March 31, 2007, we had approximately $4.5 million in cash and cash equivalents and short term investments on hand, compared to approximately $6.1 million as of December 31, 2006, a decrease of $1.6 million. Our working capital at March 31, 2007 was approximately $4.3 million, compared to approximately $5.9 million at December 31, 2006, a decrease of $1.6 million.

We believe that our current funds will be sufficient to fund our operations until January 31, 2008. However, our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary materially.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drugs in the field of chemokines. Chemokines are a class of signaling proteins which play a critical role in the growth, differentiation, and maturation of cells necessary for fighting infection as well as tissue repair and regeneration. Chemokines also have an important role in cancer metastasis and growth. Chemokine Therapeutics is a leader in research in the field of chemokines and has several products in various stages of development.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

 For further information contact:

Chemokine Therapeutics Corp. Mr. Don Evans Director of Public Relations Phone: (604) 822-0305 or 1-888-822-0305 Fax: (604) 822-0302 E-mail: devans@chemokine.net Internet: www.chemokine.net	Equicom Group Joanna Longo Investor Relations Phone: (416) 815-0700 ext. 233 Fax: (416) 815-0080 E-mail: jlongo@equicomgroup.com

CHEMOKINE THERAPEUTICS CORP.

(A Development Stage Company)

INTERIM CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2007	2006
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,570,975	$4,446,668
Short-term investments	992,437	1,642,308
Amounts receivable	67,540	60,366
Amount due from affiliate	263,929	–
Prepaid expense and deposits	87,436	103,816

TOTAL CURRENT ASSETS	4,982,317	6,253,158

AMOUNT DUE FROM AFFILIATE	–	253,263

PROPERTY AND EQUIPMENT, net	612,395	332,440

LICENSE COSTS, net	14,375	16,299

	$5,609,087	$6,855,160

LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$492,021	$377,915
Promissory note payable to affiliate	219,778	-
Current portion of capital lease obligation	12,710	12,392

TOTAL CURRENT LIABILITIES	724,509	390,307

CAPITAL LEASE OBLIGATION	5,549	8,722

	730,058	399,029

COMMITMENTS

STOCKHOLDERS’ EQUITY

PREFERRED STOCK
Authorized – 6,000,000 shares; par value $ 0.001 per share
Issued and outstanding shares: March 31, 2007 and December 31, 2006 – Nil	-	-

COMMON STOCK
Authorized – 100,000,000 shares; par value $ 0.001 per share
Issued and outstanding shares: March 31, 2007 and December 31, 2006 – 42,183,748	42,184	42,184

ADDITIONAL PAID-IN CAPITAL	30,992,194	30,957,359

(DEFICIT) ACCUMULATED DURING THE DEVELOPMENT STAGE	(26,155,349)	(24,543,412)

	4,879,029	6,456,131

	$5,609,087	$6,855,160

See Edgar or Sedar for accompanying notes.

CHEMOKINE THERAPEUTICS CORP.

(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

			Cumulative from inception on
			July 15,
	Three months ended March 31,		1998 to March 31,
	2007	2006	2007

REVENUE	$-	$–	$275,000

EXPENSES
Research and development	715,246	1,421,008	15,310,971
General and administrative	862,805	630,705	11,116,401
Stock-based compensation	34,835	34,647	592,954
Amortization of license	1,923	1,924	36,227
Depreciation & amortization of property and equipment	74,561	35,733	420,652

	1,689,370	2,124,017	27,477,205

OTHER INCOME
Foreign exchange gain (loss)	20,861	(35,571)	387,806
Interest income	56,572	49,201	659,050

	77,433	13,630	1,046,856

NET LOSS	$(1,611,937)	$(2,110,387)	$(26,155,349)

NET LOSS PER COMMON SHARE
FOR THE PERIOD - BASIC AND DILUTED	$(0.04)	$(0.06)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	42,183,748	33,055,733

See Edgar or Sedar for accompanying notes.

CHEMOKINE THERAPEUTICS CORP.

(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOW

 (Unaudited)

			Cumulative from inception on July 15,
	Three months ended		1998 to
	March 31,		March 31,
	2007	2006	2007
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(1,611,937)	$(2,110,387)	$(26,155,349)
Adjustments to reconcile net cash
provided (used) by operating activities
Depreciation and amortization	76,484	37,657	456,879
Common shares issued for consulting services	–	–	1,033,669
Warrants issued for consulting services	–	–	404,842
Options issued for consulting services	–	–	87,968
Stock-based compensation	34,835	34,647	592,954
Decrease (increase) in
Amounts receivable	(7,174)	(13,036)	(67,540)
Prepaid expense and deposits	16,380	35,256	(87,436)
Increase (decrease) in
Accounts payable and accrued liabilities	114,106	117,357	492,021

Cash provided (used) by operating activities	(1,377,306)	(1,898,506)	(23,241,992)

CASH FLOW FROM FINANCING ACTIVITIES
Stock issued for cash	–	6,815,667	31,647,476
Stock issued for settlement of debt	–	–	200,000
Offering costs	–	(402,088)	(2,974,596)
Net advances (to) from affiliates	(10,666)	525,244	(217,111)
Promissory note payable to affiliate	219,778	–	219,778
Capital lease payments	(2,855)	(2,970)	(16,391)

Cash provided (used) by financing activities	206,257	6,935,853	28,859,156

CASH FLOW FROM INVESTING ACTIVITIES
Cash held by disposed subsidiary	–	–	(4,754)
Purchase of short-term investments	(928,083)	(5,717,078)	(17,299,691)
Redemption of short-term investments	1,577,955	–	16,307,256
Payment under license agreement	–	–	(50,603)
Purchase of property and equipment	(354,516)	(78,620)	(998,397)

Cash provided (used) by investing activities	295,356	(5,795,698)	(2,046,189)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS DURING THE PERIOD	(875,693)	(758,351)	3,570,975

CASH AND CASH EQUIVALENTS, beginning of period	4,446,668	3,719,163	–

CASH AND CASH EQUIVALENTS, end of period	$3,570,975	$2,960,812	$3,570,975

See Edgar or Sedar for accompanying notes.